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                                   EXHIBIT 8

                             Opinion and Consent of
                        Jorden, Burt, Berenson & Johnson
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                               December 20, 1995


Connecticut General Life
  Insurance Company
Two Liberty Place
1601 Chestnut Street
P.O. Box 7716
Philadelphia, PA   19192-2475


Gentlemen:

   We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Pre-Effective Amendment No. 2 to the Registration Statement on Form S-6 (File No. 33-60967) filed by Connecticut General Life Insurance Company ("CG Life") and CG Variable Life Insurance Separate Account A with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.



                               Very truly yours,

                               /s/

                               Jorden, Burt, Berenson & Johnson